UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2025

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $0.01 per share	NIMU	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On August 28, 2025, Subbarao Uppaluri notified the Board of Directors (the “Board”) of Non-Invasive Monitoring Systems, Inc. (the “Company’) of his resignation as a member of the Board and Audit Committee, effective immediately. Mr. Uppaluri’s resignation was not the result of any disagreement with NIMS on any matter relating to NIMS’ operations, policies or practices.

(c)	On September 3, 2025, the Company’s Board appointed Adam Logal as a director, thereby increasing the number of directors to four.

There was no arrangement or understanding with Mr. Logal and any other persons pursuant to which they were selected as a director. As of the date hereof, there are no transactions between Mr. Logal and the Company that would be reportable under Item 404(a) of Regulation S-K. Consistent with the other members of the Board of Directors, Mr. Logal will not receive any compensation for serving on the Board.

OPKO Health, Inc. (“OPKO”) and the Company are under common control and OPKO has a one percent ownership interest in the Company that OPKO has accounted for as an equity method investment due to the ability to significantly influence the Company. Mr. Logal serves as the Chief Financial Officer of OPKO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

September 3, 2025	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer